Exhibit 99.1

Stan Lybarger Elected to Cypress Energy Partners, L.P. Board of Directors

March 5, 2014

TULSA, Okla.—(BUSINESS WIRE)—The Board of Directors of the general partner of Cypress Energy Partners, L.P. (NYSE: CELP), a Delaware limited partnership (“Cypress”), has elected Stanley A. Lybarger to its board, effective March 5, 2014. With Lybarger’s election, the board of directors now has 6 members, 3 of whom are independent. Lybarger will also become the Chairman of the audit committee.

Lybarger, 64, retired as president and chief executive officer of Tulsa-based BOK Financial (NASDAQ: BOKF), a top 25 US-based bank, on January 1, 2014. He continues to serve on the board of directors of that corporation.

“Stan will be a valuable addition to our board, based on his experience leading BOK Financial and his deep knowledge and relationships in the energy industry,” said Peter C. Boylan III, Cypress Chairman, President and CEO. “His exceptional leadership skills and integrity were evident as he led BOK’s steady ascension from a one-state bank with $1.7 billion in assets and 900 employees, to a multi-state full service financial services corporation with over $27 billion in assets and more than 4,500 employees.”

Lybarger had a 40-year career with BOK Financial. In 1990, BOK Financial was established after Mr. George Kaiser acquired control and recapitalized the bank. Lybarger served as its first president and chief operating officer, in addition to continuing to hold that title for Bank of Oklahoma. He became the chief executive officer for BOK Financial and Bank of Oklahoma in 1996. Lybarger earned B.A. and M.B.A. degrees from the University of Kansas, and a Certification from the Stonier Graduate School of Banking at Rutgers University.

Lybarger has also been an industry and community leader for decades and has held leadership positions at a number of organizations, including serving on the Federal Advisory Council (a 12-member council which consults and advises the Federal Reserve Board of Governors in Washington, DC), the Executive Committee of the Financial Institutions Division of the American Bankers Association, Chairman of the Tulsa Stadium Trust, Chairman of the Tulsa Metro Chamber, Chairman of the Oklahoma State Chamber, Chairman of The Oklahoma Business Roundtable, Chairman of Tulsa Area United Way, and many other important organizations.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides saltwater disposal and other water and environmental services to U.S. onshore oil and natural gas producers and trucking companies in North Dakota and west Texas. Cypress also provides independent pipeline inspection and integrity services to producers and pipeline companies throughout the U.S. and Canada. In both of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress was founded by Cypress Energy Holdings, LLC, an entity controlled by the family of Charles C. Stephenson, Jr. and by Peter C. Boylan III, the Chairman and CEO of Cypress. Cypress is headquartered in Tulsa, Oklahoma.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the federal securities laws. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Cypress’s operations are based on management’s expectations, estimates and projections about the partnership, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by Cypress’s management. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the registration statement on Form S-1 initially filed by Cypress on November 13, 2013 with the U.S. Securities and Exchange Commission and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Cypress does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Cypress becomes aware of, after the date hereof.

Source: Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P.

Les Austin, 918-748-3907

Chief Financial Officer

les@cypressenergy.com